Exhibit 32.1


                           GTECH HOLDINGS CORPORATION

                            CERTIFICATION PURSUANT TO
                        18 U.S.C. SECTION 1350 AS ADOPTED
                         PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002



In connection with Amendment No. 1 to the Quarterly Report of GTECH Holdings Corporation (the "Company") on Form 10-Q/A for the period ending August 28, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, W. Bruce Turner, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:


1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.





Date: November 15, 2004                   /s/ W. Bruce Turner
                                          --------------------------------------
                                          W. Bruce Turner
                                          President and Chief Executive Officer